                                                                  EXHIBIT (9)(b)



                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 April 24, 2002


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

     I hereby consent to the reference to my name under the caption "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for certain flexible premium deferred variable annuity contracts issued through Providentmutual Variable Annuity Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-88163).


                                        /s/ James Bernstein
                                        --------------------
                                        James Bernstein
                                        Assistant Secretary